Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FOURTH QUARTER AND YEAR END 2021 RESULTS

- Acquired 239 USPS Properties for Approximately $118 Million in 2021 -
- Acquired 55 USPS Properties for $42.8 Million in Fourth Quarter 2021 -
- Raised Dividend for Tenth Consecutive Quarter -
- Collected 100% of Rents -

Cedarhurst, New York, March 10, 2022 (Business Wire) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,400 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last mile post offices to larger industrial facilities, today announced results for the quarter and year ended December 31, 2021.

Highlights for the Quarter Ended December 31, 2021

•Acquired 55 properties for approximately $42.8 million, excluding closing costs
•Rental income increased 49% from fourth quarter 2020 to fourth quarter 2021, reflecting internal growth and accretive acquisitions
•Net income attributable to common shareholders was $0.8 million, or $0.04 per diluted share
•Funds from Operations ("FFO") was $4.8 million, or $0.24 per diluted share
•Adjusted Funds from Operations ("AFFO") was $4.9 million, or $0.25 per diluted share
•Raised approximately $83.1 million in gross proceeds from the sale of approximately 4.9 million shares of Class A common stock in an underwritten offering
•Increased quarterly dividend by approximately 4.6% from the prior year

Highlights for the Year Ended December 31, 2021

•Acquired 239 properties for approximately $118 million in 2021, excluding closing costs
•Rental income increased 64% from 2020 to 2021, reflecting internal growth and accretive acquisitions
•Net income attributable to common shareholders was $2.1 million, or $0.10 per diluted share
•FFO was $16.5 million, or $0.95 per diluted share
•AFFO was $18.2 million, or $1.05 per diluted share
•Paid aggregate dividends of $0.885 per share for calendar year 2021
•Entered into a new $150 million senior unsecured revolving credit facility and $50 million senior unsecured term loan
•Raised approximately $147 million in gross proceeds from the sale of Class A common stock
•Repaid $13.7 million of mortgages and reduced interest rates on several mortgage loans

“We are pleased to have delivered another year of strong transaction volume, surpassing $100 million of accretive acquisitions of USPS properties, most of which were sourced off-market. These properties further expand our portfolio of last mile, flex and industrial facilities which deliver durable cash flows, and contributed to our solid financial and operational performance in 2021,” stated Andrew Spodek, Chief Executive Officer. “As we move ahead, we will continue to invest in our platform to support our efforts to more effectively scale the business. Our position as a leading consolidator in the industry enables us to take advantage of this large, fragmented logistics network to build out our pipeline of opportunities in our efforts to maximize long-term value for shareholders.”

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.6% occupied, comprised of 966 properties across 49 states with approximately 4.5 million net leasable interior square feet and a weighted average rental rate of $8.09 per leasable square foot, as of December 31, 2021.

During the fourth quarter, the Company acquired 55 properties leased to the USPS for approximately $42.8 million, excluding closing costs, comprising approximately 731,000 net leasable interior square feet.

Balance Sheet & Capital Markets Activity

As of December 31, 2021, the Company had cash of $5.9 million on the balance sheet, and $89.3 million of net debt with a weighted average interest rate of 2.41%.

In November 2021, the Company raised approximately $83.1 million in gross proceeds from the sale of approximately 4.9 million shares of its Class A common stock in an underwritten offering. Proceeds were used for general corporate purposes.

Dividend

On February 1, 2022, the Company declared a quarterly dividend of $0.2275 per share of Class A common stock. The dividend equates to $0.91 per share on an annualized basis. This represents the tenth consecutive dividend increase since the Company’s IPO in 2019. The dividend was paid on February 28, 2022 to stockholders of record as of the close of business on February 15, 2022.

Subsequent Events

Subsequent to quarter end and through March 7, 2022, the Company acquired 38 properties comprising approximately 92,000 net leasable interior square feet for approximately $11.8 million, excluding closing costs. As of March 7, 2022, the Company had another 13 properties totaling approximately $13.5 million under definitive contracts.

On March 4, 2022, the Company acquired Real Estate Asset Counseling, a postal real estate consulting business, and its employees through the issuance of 79,794 OP Units and $225,000 in cash to complement the Company's core business of acquiring, managing, servicing and being a consolidator of postal properties.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the fourth quarter and full year 2021 financial results on Thursday, March 10, 2022 at 5:00 P.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 8:00 P.M. Eastern Time on Thursday, March 10, 2022 through 11:59 P.M. Eastern Time on Thursday, March 24, 2022 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13727461.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO and AFFO, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and, beginning with Q3 2020, leasing costs that are recurring in nature, excluding beginning with Q2 2020, as a policy change, all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: loss on early extinguishment of debt, write-off and amortization of deferred financing fees, straight-line rent and other adjustments (beginning with Q3 2020, including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties (beginning with Q4 2020) and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.
Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing, renew or replace expiring leases and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’ terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,400 properties leased primarily to the USPS. More information is available at postalrealty.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: (516) 232-8900

Source: Postal Realty Trust, Inc.

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Rental income	$10,608	$7,106	$38,276	$23,315
Fee and other	525	312	1,662	1,129
Total revenues	11,133	7,418	39,938	24,444

Operating expenses:
Real estate taxes	1,522	959	5,399	3,095
Property operating expenses	1,279	663	3,987	1,924
General and administrative	2,762	1,984	10,643	8,230
Depreciation and amortization	3,859	2,572	13,990	9,163
Total operating expenses	9,422	6,178	34,019	22,412

Income from operations	1,711	1,240	5,919	2,032

Other income	125	158	401	231

Interest expense, net:
Contractual interest expense	(739)	(588)	(2,739)	(2,346)
Write-off and amortization of deferred financing fees	(129)	(129)	(714)	(472)
Loss on early extinguishment of debt	—	—	(202)	—
Interest income	1	1	2	3
Total interest expense, net	(867)	(716)	(3,653)	(2,815)

Income (loss) before income tax expense	969	682	2,667	(552)
Income tax expense	(36)	(44)	(111)	(89)

Net income (loss)	933	638	2,556	(641)
Net (income) loss attributable to Operating Partnership unitholders’ non-controlling interests	(181)	(148)	(501)	289

Net income (loss) attributable to common stockholders	$752	$490	$2,055	$(352)

Net income (loss) per share:
Basic and Diluted	$0.04	$0.04	$0.10	$(0.10)

Weighted average common shares outstanding:
Basic and Diluted	15,718,250	9,243,161	13,689,251	7,013,621

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share data)

	December 31, 2021	December 31, 2020

Assets
Investments:
Real estate properties, at cost:
Land	$64,538	$46,303
Building and improvements	278,396	196,340
Tenant improvements	5,431	4,428
Total real estate properties, at cost	348,365	247,071
Less: Accumulated depreciation	(20,884)	(13,215)
Total real estate properties, net	327,481	233,856
Investment in financing leases, net	16,213	515
Total real estate investments	343,694	234,371
Cash	5,857	2,212
Escrows and reserves	1,169	1,059
Rent and other receivables	4,172	3,521
Prepaid expenses and other assets, net	7,511	4,434
Deferred rent receivable	666	216
In-place lease intangibles, net	14,399	13,022
Above market leases, net	249	50
Total Assets	$377,717	$258,885

Liabilities and Equity
Liabilities:
Term loan, net	$49,359	$—
Revolving credit facility	13,000	78,000
Secured borrowings, net	32,990	46,629
Accounts payable, accrued expenses and other	8,225	5,891
Below market leases, net	8,670	8,726
Total Liabilities	112,244	139,246

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 18,564,421 and 9,437,197 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	186	95
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Additional paid-in capital	237,969	100,812
Accumulated deficit	(18,879)	(8,917)
Accumulated other comprehensive income	766	—
Total Stockholders’ Equity	220,042	91,990
Operating Partnership unitholders’ non-controlling interests	45,431	27,649
Total Equity	265,473	119,639
Total Liabilities and Equity	$377,717	$258,885

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

	For the Three Months Ended December 31, 2021	For the Year Ended December 31, 2021
Net income	$933	$2,556
Depreciation and amortization	3,859	13,990
FFO	$4,792	$16,546
Recurring capital expenditures	(409)	(861)
Write-off and amortization of deferred financing fees	129	714
Loss on early extinguishment of debt	—	202
Straight-line rent and other adjustments	(133)	(363)
Fair value lease adjustments	(425)	(1,599)
Acquisition related expenses	75	261
Income on insurance recoveries from casualties	(125)	(401)
Non-cash components of compensation expense	968	3,720
AFFO	$4,872	$18,219
FFO per common share and common unit outstanding	$0.24	$0.95
AFFO per common share and common unit outstanding	$0.25	$1.05
Weighted average common shares and common units outstanding, basic and diluted	19,868,315	17,369,967